SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          April 11, 2003

Cox Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-6590	58-2112281

(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1400 Lake Hearn Drive
Atlanta, Georgia	30319

(Address of principal executive offices)	(Zip Code)

(404) 843-5000

(Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits

      (a)         Not applicable.

      (b)         Not applicable.

      (c)         Exhibits:

99.1	Non-GAAP financial measure excerpts from inside front cover and page 9 of the 2002 Summary Annual Report of Cox Communications, Inc. (furnished pursuant to Item 12 of Form 8-K, under Item 9 of this report)

Item 9.    Regulation FD Disclosure.

Pursuant to Exchange Act Release 47583, we are furnishing the information required by Item 12 of Form 8-K, “Results of Operations and Financial Condition,” under this Item 9.

On or about April 11, 2003, Cox first mailed to its stockholders its 2002 Summary Annual Report for the fiscal year ended December 31, 2002. The inside front cover of the Summary Annual Report contains a financial highlights chart, which includes disclosure of operating cash flow for each of the past three years. Page 9 of the Summary Annual Report also contains disclosure of operating cash flow for the same period (in bar graph format). Operating cash flow is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (GAAP). The inside front cover contains operating income (loss), the most directly comparable financial measure, calculated and presented in accordance with GAAP, and a reconciliation schedule of the differences between operating income (loss) and operating cash flow. Page 9 includes a cross-reference to the reconciliation on the inside front cover. The above described disclosures from the inside front cover and page 9 of the Summary Annual Report are being filed as Exhibit 99.1 to this report.

Cox’s management believes that presentation of operating cash flow provides useful information to investors regarding Cox’s financial condition and results of operations. Cox believes that operating cash flow is useful to investors in evaluating its performance because it is a commonly used financial analysis tool for measuring and comparing media companies in several areas of liquidity, operating performance and leverage. Management uses operating cash flow to monitor compliance with certain financial covenants in Cox’s credit agreements and as a gauge of Cox’s ability to service long-term debt and other fixed obligations and to fund continued growth with internally generated funds. In addition, as described in Cox’s definitive proxy statement for the 2003 annual meeting of stockholders, as filed on April 4, 2003, operating cash flow is used as a factor in determining executive compensation under Cox’s annual incentive plan and long-term incentive plan. Operating cash flow should not be considered as an alternative to net income as an indicator of Cox’s aggregate performance or as an alternative to net cash provided by operating activities as a measure of liquidity and may not be comparable to similarly titled measures used by other companies.

The information required to be furnished pursuant to Item 12 (as furnished under this Item 9 as required by Exchange Act Release 47583) and Exhibit 99.1 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, except if Cox specifically incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

Item 12.    Results of Operations and Financial Condition.

Pursuant to Exchange Act Release 47583, we are furnishing the information under Item 9 of Form 8-K, “Regulation FD Disclosure” required by this Item 12.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COX COMMUNICATIONS, INC.

Date: April 17, 2003	By:	/s/ Jimmy W. Hayes

Jimmy W. Hayes Executive Vice President, Finance and Chief Financial Officer